Exhibit 99.1

FOR IMMEDIATE RELEASE

October 3, 2017

CenterState Bank Corporation

To announce Third Quarter 2017 Earnings

Results on October 24, 2017

WINTER HAVEN, FL. – October 3, 2017 - CenterState Bank Corporation (NASDAQ: CSFL) announced today that it will release third quarter earnings results on Tuesday, October 24, 2017, after the market closes.  Upon release, investors may access a copy of CenterState’s earnings results at the Company’s website at www.centerstatebanks.com and selecting “Third Quarter 2017 Earnings Results” under the heading “News Releases.”

CenterState will host a conference call on Wednesday, October 25, 2017 at 2:00 p.m. (Eastern Time) to discuss the Company’s third quarter 2017 results.  Investors may call in (toll free) by dialing (866) 393-0571 (passcode 95874051; host: Jennifer Idell, CFO).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the link at CenterState’s website at www.centerstatebanks.com.

An audio replay of the presentation will be available by the evening of October 25, 2017 at CenterState’s website located in the subsection “Presentations” under the heading “News and Market Data.”

CenterState, headquartered in Winter Haven, Florida between Orlando and Tampa, is a financial holding company with one nationally chartered bank, CenterState Bank, N.A.  Presently, the Company operates through its network of 78 branch banking offices located in 28 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers.  The Company also provides correspondent banking and capital market services to approximately 600 community banks nationwide.